UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2013

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Reservoir Corporate Centre

4 Research Drive, Suite 402

Shelton, CT 06484

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (203) 242-3076

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 26, 2013, the board of directors (the “Board”) of Nxt-ID, Inc. (the “Company”) appointed Michael J. D’Almada-Remedios (the “New Director”) as a member of the Board, increasing the number of members of the Board from two to three.   The New Director will hold office until the next annual general meeting of our shareholders or until removed from office in accordance with the Company’s bylaws.

Michael J. D’Almada-Remedios, PhD, 51, background includes a successful track record for product innovation and development, outsourcing, global platform integration, massive-scale/hyper-growth operations, and building/developing teams from 50 to over 500. His key accomplishments at each company consistently show impressive gains in sales, profitability and global expansion into new markets.

Between January 2011 and September 2013, he was the Chief Information Officer for Arbonne International, a billion dollar global cosmetics company. From February 2009 to December 2010, he was a Vice-President at Expedia, Inc. and was responsible for all technologies, product development and technical operations for hotels.com and Venere brands, including “One H”, the global integration of business and technology for hotels.com and Expedia, Inc.

Prior to February 2009, Dr. Remedios was Chief Technology Officer for Realtor.com and Shopping.com, a subsidiary of eBay, Inc.  At eBay, Inc., he was a member of the eBay Inc. Technology Board for eBay, PayPal and Skype. He was also a key member of the eBay, Inc. workgroups for defining and driving the next-generation consumer experience “Finding 2.0”, “on-eBay” and the Advertising and Distributed Commerce Network offering “off-eBay”.

Earlier in his career, he was Global Chief Information Officer for the Travelocity group of companies and President and Chief Operating Officer of Bluelight.com, a subsidiary of Kmart. Dr. Remedios began his career as Vice President and Manager, Systems Integration & Development at Wells Fargo Bank, Consumer Banking Group.

Dr. Remedios recently joined the software company, Swarm-Mobile. He has a PhD in Computer Control and Fluid Dynamics from the University of Nottingham in England and a B.Sc. in Physics and Computer Science from Kings College, University of London in England.

Mr. Remedios’ extensive experience in the technology industry, advising companies and years of executive management give him the qualifications and skills to serve as a director of our Company.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and the New Director.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Director Compensation

The New Director will receive the director compensation paid to non-employee directors as disclosed on our Registration Statement on Form S-1/A, filed on May 6, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2013		NXT-ID, INC.
	By:	/s/ Gino M. Pereira
Name: Gino M. Pereira Title: Chief Executive Officer

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